UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2019

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Design Center Place, Suite 850, Boston, Massachusetts		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 368-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAM	NYSE

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2019 (the “Effective Date”), The Boston Beer Company, Inc., a Massachusetts corporation (“BBC” or the “Company”) entered into definitive agreements to acquire all of the equity interests held by certain private entities in Dogfish Head Brewery and various related operations (collectively, the “Transaction”) for aggregate consideration of approximately $173 million in cash and approximately 406,000 shares of restricted Class A Common Stock of the Company (the “Class A Stock”), with a nominal value of approximately $128 million as of the Effective Date, subject to adjustment as described below. The value of the Class A Stock represents the volume weighted average closing price of the Class A Stock during the ten trading days ending on the Effective Date of $314.60 per share (the “Per Share Transaction Value”). Consummation of the Transaction is subject to various conditions and regulatory approvals, as further described below.

The following is a description of the material definitive agreements entered into by the Company in connection with the Transaction.

Agreement and Plan of Merger

On May 8, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Dogfish Head Holding Company, a Delaware corporation (“Dogfish Head”), Canoe Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), and solely with respect to the indemnification obligations set forth in the Merger Agreement, Samuel A. Calagione III (“Mr. Calagione”) and Mariah D. Calagione (“Ms. Calagione” and together with Mr. Calagione, the “Dogfish Head Founders”). The Merger Agreement provides for the merger of Dogfish Head with, and into, the Merger Sub (the “Merger”), with the Merger Sub surviving the Merger as a wholly owned subsidiary of the Company. The Merger is intended to be a tax-free reorganization in accordance with Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code. The Merger Agreement was approved by the Company’s Board of Directors (the “Board”) at its meeting on May 7, 2019.

Pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Dogfish Head common stock issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and, in exchange, each existing stockholder of Dogfish Head (collectively, the “Stockholders”) will receive its pro rata share of the merger consideration (the “Merger Consideration”) that consists of $2.8 million in cash (the “Cash Consideration”) and $100.3 million in shares (the “Class A Shares”) of Class A Stock (the “Stock Consideration”). The aggregate number of Class A Shares to be issued to the Stockholders will be equal to the quotient of the Stock Consideration and the Per Share Transaction Value. The Company will pay the Closing Indebtedness and the Transaction Expenses (as defined in the Merger Agreement) at the Closing. The Cash Consideration includes Dogfish Head’s reasonable good faith estimate of the amount of the cash of Dogfish Head and its subsidiaries as of the Closing Date (the “Estimated Closing Cash”) less the Closing Indebtedness and the Transaction Expenses. The allocation of the Merger Consideration between Cash Consideration and Stock Consideration is subject to adjustment if the final amount of the cash of Dogfish Head and its subsidiaries as of the Closing Date (the “Final Closing Cash) exceeds or is less than the Estimated Closing Cash.

Pursuant to the terms and subject to the conditions of the Merger Agreement, the Company will hold, or cause to be held, such number of Class A Shares equal to the quotient of $40.0 million and the Per Share Transaction Value (the “Escrow Shares”) to be placed in escrow pursuant to the terms of a separate escrow agreement between the Company and the Dogfish Head Founders and appended to the Merger Agreement (the “Escrow Agreement”). All of the Escrow Shares will be released from escrow in accordance with the terms of the Escrow Agreement and the Merger Agreement as follows: (i) promptly following the fifth (5th) anniversary of the Closing Date in the event Mr. Calagione is still then employed by the Company; (ii) promptly following the tenth (10th) anniversary of the Closing Date if Mr. Calagione’s employment with the Company is terminated by BBC for Cause prior to the fifth (5th) anniversary of the Closing Date; (iii) promptly following the tenth (10th) anniversary of the Closing Date in the event Mr. Calagione voluntarily terminates his employment with BBC prior to the fifth (5th) anniversary of the Closing Date other than for Good Reason; (iv) promptly following the fifth (5th) anniversary of the Closing Date in the event Mr. Calagione’s employment with the Company is either terminated by BBC other than for Cause, terminated by Mr. Calagione for Good Reason or terminated as a result of Mr. Calagione’s death or Disability; or (v) promptly upon a BBC Change of Control (each of “Cause,” “Good Reason,” and “Disability” as defined in the Mr. Calagione Employment Agreement (as defined below) and “BBC Change of Control” as defined below).

The consummation of the Merger is also subject to the satisfaction (or waiver, if applicable) of various customary conditions, including: (i) the unanimous consent of the Stockholders; (ii) the receipt of all requisite regulatory approvals, including the expiration or early termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the “HSR Act”); (iii) Dogfish Head delivering to BBC one or more certificates representing 3,858,545 common units of membership interests of Off-Centered Way, LLC, a Delaware limited liability company and Dogfish Head’s sole asset (“OCW”); (iv) the absence of any law or governmental order making illegal or prohibiting the Merger; (v) the accuracy of the representations and warranties of each party contained in the Merger Agreement (subject to certain materiality and knowledge qualifications); (vi) each party’s compliance with, or performance of, the covenants and agreements in the Merger Agreement in all material respects; (vii) other customary closing conditions; and (viii) the simultaneous closing of the transactions contemplated by the EOM Unit Purchase Agreement (as defined below) and the DFH Investors Unit Purchase Agreement (as defined below). The closing of the Merger is set to occur on the fifth (5th) Business Day (as defined in the Merger Agreement) after BBC has reasonably determined that all conditions set forth in the Merger Agreement have been met by the parties (the “Closing Date”).

Each of BBC, the Merger Sub and Dogfish Head (on behalf of itself, OCW and the subsidiaries of OCW) have made customary representations, warranties and covenants in the Merger Agreement. Dogfish Head has made covenants (on behalf of itself, OCW and the subsidiaries of OCW), among others: (i) to conduct OCW’s and OCW’s subsidiaries’ operations in all material respects according to their ordinary course of business, including not taking certain specified actions, during the period between the Effective Date and the Closing Date; (ii) to use commercially reasonable efforts to preserve the present relationships with all customers, suppliers, lessors, licensors and employees of Dogfish Head, OCW and OCW’s subsidiaries; (iii) to maintain their properties and assets in substantially the same condition as of the Effective Date, subject to ordinary wear and tear; (iv) to pay all taxes as they become due and payable; and (v) other customary covenants. Dogfish Head (on behalf of itself, OCW and OCW’s subsidiaries) has also agreed not to take certain actions between the Effective Date and the Closing Date without the prior written approval of BBC, among others: (a) not to issue, sell or redeem any equity interests of Dogfish Head, OCW or any of OCW’s subsidiaries; (b) not to amend the organizational documents of any of the foregoing entities; (c) not to acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any material properties or assets of Dogfish Head, OCW or any of OCW’s subsidiaries; and (d) other customary negative covenants.

Dogfish Head is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties or to participate in discussions and engage in negotiations with third parties regarding alternative acquisition proposals for a period of four (4) months following the Effective Date.

Dogfish Head has also agreed to certain restrictive covenants during the five (5) year period following the Closing Date (the “Restricted Period”). During the Restricted Period, Dogfish Head, the Dogfish Head Founders and the Stockholders (collectively, the “Restricted Parties”) will not engage in, or assist others in engaging in, the business of Dogfish Head, OCW or any of OCW’s subsidiaries as conducted or contemplated as of the Effective Date (“the Restricted Business”) in the United States and Canada (the “Territory”). In addition, the Restricted Parties further agreed during the Restricted Period not to solicit, hire, entice or engage: (i) any employee or consultant of the Merger Sub, OCW or any of OCW’s subsidiaries or encourage any such employee or consultant to leave such employment or hire any such employee, or engage any such consultant, who has left such employment or engagement, or (ii) any customer or client of, or potential client or customer of, BBC, the Merger Sub, OCW or any of OCW’s subsidiaries. Lastly, the Restricted Parties also agreed not to make any statements or take any actions of any kind to disparage, defame, sully or compromise the goodwill, name, brand recognition or reputation of BBC, the Merger Sub, OCW, any of OCW’s subsidiaries or any officer, director, employee, stockholder, member, partner agent or consultant of any of the foregoing.

The Dogfish Head Founders will retain certain rights, by way of a license, to certain Dogfish Head trademarks and brands to use internationally outside of the Territory. In addition, the Dogfish Head Founders have also retained the right, but not the obligation (the “Founders’ Buyback Option”), to repurchase (either directly or indirectly through one of its affiliates) either: (i) all of the membership interests in OCW and entities that were subsidiaries of OCW as of the Effective Date, or (ii) the right to manufacture and distribute all or substantially all of the Dogfish Head brands, and all assets associated therewith (including legal title to all intellectual property) and the production and administrative facilities and brewpubs operated by OCW as of the Effective Date (collectively, the “OCW Business”). The Dogfish Head Founders will have the right to exercise the Founders’ Buyback Option if, at any time during the two (2) year period following the Closing Date, C. James Koch and/or his family cease to control a majority of the issued and outstanding shares of the Company’s Class B Common Stock or the Company enters into one or more agreements to sell or dispose of, in one or more related transactions, the rights to manufacture and distribute all, or substantially all, of BBC’s brands (either, a “BBC Change of Control”). The purchase price paid by the Dogfish Head Founders to BBC for the OCW Business upon exercise of the Founders’ Buyback Option will be equal to the Fair Market Value (as defined in the Merger Agreement) of the OCW Business as of the effective date of the BBC Change of Control.

BBC has agreed, through December 31, 2019, to provide, or cause its affiliates to provide, each individual employed by OCW or one of OCW’s subsidiaries as of the Closing Date who remains employed following the Closing Date (a “Continuing Employee”) compensation and employee benefits that are substantially similar, in the aggregate, to the compensation and employee benefits provided to each Continuing Employee by OCW and/or OCW’s subsidiaries immediately prior to the Closing Date. BBC will also cause the Merger Sub to indemnify, defend, and hold harmless all current and former directors, officers, employees affiliates and agents of Dogfish Head and its subsidiaries against any claims, losses, liabilities, damages, judgments, fees, costs or expenses incurred in connection with any proceeding arising out of, or pertaining to, matters existing or occurring at, or within six (6) years immediately prior to, the Effective Date. Dogfish Head has agreed to obtain, at its cost, “tail” insurance policies covering directors’ and officers’ liability and employment practices liability.

The parties have mutually agreed to make, or cause to be made, all filings and submissions (including under the HSR Act) required by applicable law within five (5) business days after the Effective Date. Such filings are a condition to the closing of the Merger Agreement. BBC has retained the right to terminate the Merger Agreement in the event that the Company is required to divest any of its business operations to consummate the transactions contemplated by the Merger Agreement in order to comply with any such Law or regulatory filings.

The Merger Agreement can be terminated at any time prior to the Closing Date: (i) by mutual written consent of BBC and Dogfish Head; (ii) by either BBC or Dogfish Head if one party violates any covenant, representation or warranty set forth in the Merger Agreement that would prevent the satisfaction of any conditions to the obligations of the other party at the closing and such breaching party has failed to cure such breach within ten (10) Business Days; (iii) by either BBC or Dogfish Head if the Closing Date does not occur within four (4) months of the Effective Date; (iv) by either BBC or Dogfish Head if a permanent injunction or other order has been entered preventing the consummation of the transactions contemplated by the Merger Agreement; or (v) immediately by either party if a Material Adverse Effect (as defined in the Merger Agreement) has occurred in respect of the other party (and for purposes of Dogfish Head, also in respect of OCW and OCW’s subsidiaries).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or its subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, were made only for purposes of the Merger Agreement, and are qualified by information in a confidential disclosure letter provided by Dogfish Head to the Company in connection with the signing of the Merger Agreement. The confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Dogfish Head rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as a characterization of the actual state of facts about the Company or any of its subsidiaries.

Unit Purchase Agreement with Dogfish East of the Mississippi LP

On the Effective Date, the Company also entered into a Membership Unit Purchase Agreement (the “EOM Unit Purchase Agreement”) with Dogfish East of the Mississippi LP, a Delaware limited partnership (“Dogfish EOM”), and the Dogfish Head Founders solely with respect to indemnification obligations set forth in the EOM Unit Purchase Agreement. The EOM Unit Purchase Agreement provides for the sale of 1,463,636.58 common units of OCW held by, and in the name of, Dogfish EOM to the Company for an aggregate purchase price of $39.1 million, of which up to an aggregate of $10 million will be paid in cash and the remaining balance to be paid in such number of Class A Shares equal to the quotient of the remaining balance (plus Cash and less any Closing Indebtedness and Transaction Expenses) and the Per Share Transaction Value. The total purchase price is subject to the same adjustment mechanism as set forth in the description of the Merger Agreement above. The EOM Unit Purchase Agreement was approved by the Board at its meeting on May 7, 2019.

The closing of the EOM Unit Purchase Agreement is also subject to the satisfaction (or waiver, if applicable) of various customary conditions, including: (i) the absence of any law or governmental order making illegal or prohibiting the transactions contemplated by the EOM Unit Purchase Agreement; (ii) the accuracy of the representations and warranties of each party contained in the EOM Unit Purchase Agreement (subject to certain materiality and knowledge qualifications); (iii) each party’s compliance with or performance of the covenants and agreements in the EOM Unit Purchase Agreement in all material respects; (iv) other customary closing conditions; and (v) the simultaneous closing of the transactions contemplated by the Merger Agreement and the DFH Investors Unit Purchase Agreement.

The foregoing description of the EOM Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the EOM Unit Purchase Agreement, which is filed as Exhibit 2.2 and which is incorporated herein by reference. The EOM Unit Purchase Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or its subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the EOM Unit Purchase Agreement were made solely for the benefit of the parties to the EOM Unit Purchase Agreement, were made only for purposes of the EOM Unit Purchase Agreement, and are qualified by information in a confidential disclosure letter provided by Dogfish EOM to the Company in connection with the signing of the EOM Unit Purchase Agreement. The confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the EOM Unit Purchase Agreement. Moreover, certain representations and warranties in the EOM Unit Purchase Agreement were used for the purposes of allocating risk between the Company and Dogfish EOM rather than establishing matters of fact. Accordingly, the representations and warranties in the EOM Unit Purchase Agreement should not be relied on as a characterization of the actual state of facts about the Company or any of its subsidiaries.

Pursuant to the terms of the Merger Agreement and the OEM Unit Purchase Agreement, the Dogfish Head Founders have agreed to indemnify the Company under certain circumstances as further set forth in the Indemnification Agreement (as defined below).

Unit Purchase Agreement with DFH Investors LLC

On the Effective Date, the Company also entered into a Membership Unit Purchase Agreement (the “DFH Investors Unit Purchase Agreement”) with DFH Investors LLC, a Delaware limited liability company (“DFH Investors”). The DFH Investors Unit Purchase Agreement provides for the purchase and sale of 1,000,000 Series A Units of membership interests of OCW held by, and in the name of, DFH Investors to the Company for an aggregate purchase price of $158,400,000 (the “DFH Purchase Price”), subject to the terms of that certain side letter between the parties whereby the DFH Purchase Price will increase after June 30, 2019. The DFH Purchase Price has been placed in escrow and will be held in escrow until released in accordance with the terms of the DFH Investors Unit Purchase Agreement and a separate escrow agreement. The DFH Investors Unit Purchase Agreement was approved by the Board at its meeting on May 7, 2019.

The closing of the DFH Investors Unit Purchase Agreement is also subject to the satisfaction (or waiver, if applicable) of various customary conditions, including: (i) the absence of any law or governmental order making illegal or prohibiting the transactions contemplated by the DFH Investors Unit Purchase Agreement; (ii) the accuracy of the representations and warranties of each party contained in the DFH Investors Unit Purchase Agreement (subject to certain materiality qualifications); (iii) each party’s compliance with or performance of the covenants and agreements in the DFH Investors Unit Purchase Agreement in all material respects; (iv) other customary closing conditions; and (v) the simultaneous closing of the transactions contemplated by the Merger Agreement and the EOM Unit Purchase Agreement. In addition, the closing is also conditioned upon: (a) the receipt of all requisite regulatory approvals, including the expiration or early termination of any applicable waiting periods under the HSR Act; and (b) either (1) an amendment to the current legislation in the State of Delaware in respect of brewery-pub licenses, craft distillery licenses and microbrewery licenses issued by the State of Delaware to allow for the total maximum brewing volume as contemplated by the Company following the consummation of the transactions contemplated by the foregoing agreements or (2) the transfer of ownership of all such licenses issued by the State of Delaware to OCW and/or its subsidiaries to a third party and the subsequent license of such licenses from such third party to OCW or any of its subsidiaries such that BBC would be in compliance with the relevant legislation of the State of Delaware following the consummation of the transactions contemplated by the foregoing agreements.

The above description of the DFH Investors Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the DFH Investors Unit Purchase Agreement, which is filed as Exhibit 2.3 and which is incorporated herein by reference. The DFH Investors Unit Purchase Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or its subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the DFH Investors Unit Purchase Agreement were made solely for the benefit of the parties to the DFH Investors Unit Purchase Agreement, were made only for purposes of the DFH Investors Unit Purchase Agreement. Moreover, certain representations and warranties in the DFH Investors Unit Purchase Agreement were used for the purposes of allocating risk between the Company and DFH Investors rather than establishing matters of fact. Accordingly, the representations and warranties in the DFH Investors Unit Purchase Agreement should not be relied on as a characterization of the actual state of facts about the Company or any of its subsidiaries.

Simultaneous Closing Requirement

The closing of the Transaction contemplated by the Merger Agreement, the EOM Unit Purchase Agreement and DFH Investors Unit Purchase Agreement, and the release of the funds held in escrow under the DFH Investors Unit Purchase Agreement, may only occur upon the simultaneous closings of each of the Merger Agreement, the EOM Unit Purchase Agreement and the DFH Investors Unit Purchase Agreement.

Agreements to be entered into at Closing of the Transaction

Simultaneously with the closing of the Transaction, the Company will also enter into the following agreements: (i) a Registration Rights Agreement with the Stockholders (the “Registration Rights Agreement”); (ii) an Indemnification Agreement with the Dogfish Head Founders (the “Indemnification Agreement”); (iii) an Employment Agreement with Mr. Calagione (the “Mr. Calagione Employment Agreement”); and (iv) an Employment Agreement with Ms. Calagione (the “Ms. Calagione Employment Agreement”). The form of each of the foregoing agreements was approved by the Board at its meeting on May 7, 2019.

The Registration Rights Agreement will provide certain registration rights to the Stockholders with respect to the Class A Shares issued to such Stockholders in accordance with the terms of the Merger Agreement and the EOM Unit Purchase Agreement, solely upon the occurrence of certain Trigger Events, and upon the Company’s receipt of written notice from the Stockholders, subject to certain customary conditions and limitations. The occurrence of either of the following events will be deemed “Trigger Events”: (i) the Company’s termination of Mr. Calagione’s employment without Cause or Mr. Calagione’s termination of his employment with the Company for Good Reason; or (ii) if, within two (2) years from the effective date of the Registration Rights Agreement, there occurs a BBC Change of Control. In the event the Stockholders fail to deliver the proper notice to the Company invoking their registration rights within thirty (30) days following the occurrence of a Trigger Event, their rights under the Registration Rights Agreement will lapse.

In accordance with the terms of the Indemnification Agreement, the Dogfish Head Founders, jointly and severally, will agree to indemnify, defend and hold the Company and its directors, shareholders, officers, employees, consultants, agents, representatives, affiliates, successors and assigns (each an “Indemnified Party”) harmless from and against: (i) any breach of any representation or warranty made by Dogfish EOM or Dogfish Head in the EOM Unit Purchase Agreement and the Merger Agreement, respectively; (ii) any breach of covenant made by Dogfish EOM or Dogfish Head in the EOM Unit Purchase Agreement and the Merger Agreement, respectively; and (iii) any actual fraud (as defined under the laws of the State of Delaware) of Dogfish EOM or Dogfish Head in

connection with the EOM Unit Purchase Agreement and the Merger Agreement, respectively. The indemnification obligations of the Dogfish Head Founders under the Indemnification Agreement will only apply after the Company’s losses, in the aggregate, exceed $750,000 and in no event will the Dogfish Head Founders’ obligations exceed a specified maximum amount other than as a result of any breach of Fundamental Matters (as defined in the Indemnification Agreement) or fraud. The Dogfish Head Founders may satisfy their indemnification obligations, in their sole discretion, by releasing the number of Escrow Shares to the Company which is equal to the quotient of the aggregate indemnified amount as settled between the parties and the Per Share Transaction Value.

The Mr. Calagione Employment Agreement will provide that the Company will employ Mr. Calagione as Founder and Brewer, Dogfish Head Brewery, reporting to the Company’s Chief Executive Officer, and that Mr. Calagione will also be elected to serve on the Board as a Class B Director, with such election occurring no later than the Company’s 2020 annual meeting of stockholders. Pursuant to the terms of the Mr. Calagione Employment Agreement, Mr. Calagione will receive an annual base salary of $427,450, with a target bonus for fiscal year 2019 equal to one hundred percent (100%) of his base salary (as determined by the Company’s Compensation Committee). Mr. Calagione will also be entitled to such benefits as similarly situated employees. The Mr. Calagione Employment Agreement contains customary confidentiality, intellectual property assignment, non-compete, non-disparagement and non-solicitation provisions and may be terminated upon Mr. Calagione’s death or his Disability, by the Company for Cause, by the Company without Cause (upon ninety (90) days’ written notice) or by Mr. Calagione for Good Reason.

The Ms. Calagione Employment Agreement will provide that the Company will employ Ms. Calagione as Dogfish Head Founder and Communitarian, reporting to the Company’s Chief Executive Officer. Ms. Calagione will focus on community relations, digital communications and philanthropic initiatives and will perform such other duties as may be assigned to her from time to time by the Chief Executive Officer of the Company. Pursuant to the terms of the Ms. Calagione Employment Agreement, Ms. Calagione will initially dedicate one hundred percent (100%) of her business time to performing her duties to the Company until December 31, 2019 and thereafter she will devote at least fifty percent (50%) of her business time to the affairs of the Company. She will receive an annual base salary of $427,450 through December 31, 2019 and an annual base salary of $213,725 thereafter. Ms. Calagione will also be entitled to such benefits as similarly situated employees. The Ms. Calagione Employment Agreement contains customary confidentiality, intellectual property assignment, non-compete, non-disparagement and non-solicitation provisions and may be terminated upon Ms. Calagione’s death or her Disability, by the Company for Cause, by the Company without Cause (upon ninety (90) days’ written notice), or by Ms. Calagione for Good Reason.

The foregoing descriptions of the Registration Rights Agreement, the Indemnification Agreement, the Mr. Calagione Employment Agreement and the Ms. Calagione Employment Agreement (collectively, the “Ancillary Agreements”) do not purport to be complete and each is qualified in its entirety by reference to the form of the respective agreement, filed as Exhibits 99.2, 99.3, 99.4 and 99.5, respectively and incorporated herein by reference. Each of the Ancillary Agreements has been attached as an exhibit to provide investors with information regarding its terms. The attachment of the Ancillary Agreements is not intended to provide any other factual information about the Company or its subsidiaries or affiliates.

Item 3.02 Unregistered Sale of Equity Securities.

As described in Item 1.01 above, the Company has entered into that certain Merger Agreement and that certain EOM Unit Purchase Agreement pursuant to which the Company will issue 407,415 shares of the Company’s Class A Common Stock as consideration, or as part of the consideration, upon consummation of the Merger and the transactions contemplated by the EOM Unit Purchase Agreement. The number of Class A Shares to be issued is based on a Per Share Transaction Value of $314.60, which is equal to the volume-weighted average price of the Company’s Class A Common Stock as traded on the New York Exchange, as reported by the New York Stock Exchange, for the ten (10) consecutive full trading days ending on the Effective Date.

The proposed issuance of Class A Shares pursuant to each of the Merger Agreement and the EOM Unit Purchase Agreement in connection with the Transaction described in Item 1.01 above, which is subject to the terms and conditions set forth in the Merger Agreement and the EOM Unit Purchase Agreement, respectively, has not been registered under the Securities Act of 1933 (the “Securities Act”), as amended, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder. The Class A Shares to be issued pursuant to the Merger Agreement and the EOM Unit Purchase Agreement will be issued to the Stockholders, each of whom is an accredited investor.

The disclosure regarding each of the Merger Agreement and the EOM Unit Purchase Agreement under Item 1.01 above is incorporated in this Item 3.02 by reference. The disclosure in this Item 3.02 is qualified by reference to the information set forth in Item 1.01 above.

Forward Looking Statements

This communication may contain statements that do not relate solely to historical or present facts and circumstances and which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the proposed transactions involving BBC, Dogfish Head, Dogfish EOM, the Dogfish Head Founders,

the Stockholders and the DFH Investors and the ability of any such parties to consummate such proposed transactions. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, or are based on current expectations, estimates, forecasts and projections. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goals,” “intend,” “likely,” “may,” “might,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and variations of such words and similar expressions.

Such forward-looking statements include, among others, the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Actual performance or results may differ materially from those expressed in or suggested by forward-looking statements as a result of various risks, uncertainties, assumptions and other factors, including, without limitation: (i) the risk that any of the conditions to the consummation of the proposed transactions are not satisfied, including the failure to timely or at all obtain the required regulatory approvals; (ii) the risk that the occurrence of any event, change or other circumstance could give rise to the termination of the Merger Agreement, the EOM Unit Purchase Agreement or the DFH Investors Unit Purchase Agreement; (iii) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally and the Company’s ability to hire and retain key personnel; (iv) risks related to diverting management’s attention from the Company’s ongoing business operations; (v) the outcome of any legal proceeding related to the proposed transaction; (vi) unexpected costs, charges or expenses resulting from the proposed transaction; (vii) legislative, regulatory and economic developments and market conditions; (viii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors; (ix) other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all; and (x) other risks described in the Company’s filings with the SEC, including but not limited to those described (a) under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018, (b) The Company’s subsequent Quarterly Reports, and (c) the other filings made by the Company with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Any forward-looking statement made in this communication speaks only as of the date on which it is made. You should not put undue reliance on any forward-looking statements. The Company undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

Items 8.01 Other Events.

On May 9, 2019, the Company issued a press release announcing its entry into the Merger Agreement, the EOM Unit Purchase Agreement and the DFH Investor Unit Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 8, 2019, by and among The Boston Beer Company, Inc., Dogfish Head Holding Company, Canoe Acquisition Corp., and solely with respect to indemnification obligations set forth therein, Samuel A. Calagione III and Mariah D. Calagione

2.2	Membership Unit Purchase Agreement, dated as of May 8, 2019, by and among The Boston Beer Company, Inc., Dogfish East of the Mississippi LP, and solely with respect to indemnification obligations set forth therein, Samuel A. Calagione III and Mariah D. Calagione

2.3	Membership Unit Purchase Agreement, dated as of May 8, 2019, by and among The Boston Beer Company, Inc. and DFH Investors LLC

99.1	Press Release issued by The Boston Beer Company, Inc. and Dogfish Head on May 9, 2019

99.2	Form of Registration Rights Agreement

99.3	Form of Indemnification Agreement

99.4	Form of Employment Agreement with Samuel A. Calagione III

99.5	Form of Employment Agreement with Mariah D. Calagione

*

Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company agrees to supplementally furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

May 9, 2019	By:	/s/ David A. Burwick
Name: David A. Burwick
Title: President and Chief Executive Officer